Exhibit 15

To the Board of Directors and Shareholders of Morgan Stanley:

We have made a review, in accordance with the standards of the Public Company Accounting Oversight Board (United States), of the unaudited interim condensed consolidated financial information of Morgan Stanley and subsidiaries as of February 28, 2005 and for the three-month periods ended February 28, 2005 and February 29, 2004, and have issued our report dated April 4, 2005 (October 12, 2005 as to the effects of discontinued operations and segment classification discussed in Note 22) (which report included an explanatory paragraph regarding the adoption of Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share-based Payment”). As indicated in such report, because we did not perform an audit, we expressed no opinion on that information.

Additionally, we have made a review, in accordance with the standards of the Public Company Accounting Oversight Board (United States), of the unaudited interim condensed consolidated financial information of Morgan Stanley and subsidiaries as of May 31, 2005 and for the six-month periods ended May 31, 2005 and May 31, 2004, and have issued our report dated July 7, 2005 (October 12, 2005 as to the effects of discontinued operations and segment classification discussed in Note 22) (which report included an explanatory paragraph regarding the adoption of SFAS No. 123R, “Share-based Payment”). As indicated in such report, because we did not perform an audit, we expressed no opinion on that information.

We are aware that our reports referred to above, which are included in this Current Report on Form 8-K, are incorporated by reference in the following Registration Statements:

Filed on Form S-3:
Registration Statement No. 33-57202
Registration Statement No. 33-60734
Registration Statement No. 33-89748
Registration Statement No. 33-92172
Registration Statement No. 333-07947
Registration Statement No. 333-27881
Registration Statement No. 333-27893
Registration Statement No. 333-27919
Registration Statement No. 333-46403
Registration Statement No. 333-46935
Registration Statement No. 333-76111
Registration Statement No. 333-75289
Registration Statement No. 333-34392
Registration Statement No. 333-47576
Registration Statement No. 333-83616
Registration Statement No. 333-106789
Registration Statement No. 333-117752

Filed on Form S-4:
Registration Statement No. 333-25003

Filed on Form S-8:
Registration Statement No. 33-63024
Registration Statement No. 33-63026
Registration Statement No. 33-78038
Registration Statement No. 33-79516
Registration Statement No. 33-82240
Registration Statement No. 33-82242
Registration Statement No. 33-82244
Registration Statement No. 333-04212
Registration Statement No. 333-28141

Registration Statement No. 333-28263
Registration Statement No. 333-62869
Registration Statement No. 333-78081
Registration Statement No. 333-95303
Registration Statement No. 333-85148
Registration Statement No. 333-85150
Registration Statement No. 333-108223

We also are aware that the aforementioned reports, pursuant to Rule 436(c) under the Securities Act of 1933, are not considered a part of the Registration Statements prepared or certified by an accountant or reports prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

/s/ DELOITTE & TOUCHE LLP

New York, New York

October 12, 2005